UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 28, 2010

Game Trading Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10957 McCormick Road, Hunt Valley, Maryland 21031

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2010, Game Trading Technologies, Inc. (the “Company”) announced its financial results for the quarterly period ended September 30, 2010 and certain other information. A copy of the Company’s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2010, the holders of 5,030,000 shares, or 59.51% of the outstanding shares of the Company’s common stock, acting by written consent in accordance with the provisions of the General Corporation Law of the State of Delaware approved a one-for-two (1:2) reverse split of the issued and outstanding shares of common stock of the Company (“Reverse Split”).

As of October 28, 2010, there were 8,452,500 shares of the Company’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: November 1, 2010	By:	/S/ RICHARD J. LEIMBACH
Richard J. Leimbach Chief Financial Officer